As filed with the Securities and Exchange Commission on November 15, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKY FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1372535
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

221 South Church Street

Bowling Green, Ohio 43402

                                    (419) 327-6300

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Marty E. Adams

Chairman, President and Chief Executive Officer

221 South Church Street

Bowling Green, Ohio 43402

                          (419) 327-6300

(Name, Address Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

W. Granger Souder, Jr., Esq. Executive Vice President, General Counsel and Secretary 221 South Church Street Bowling Green, Ohio 43402 (419) 327-6300	Brian H. Blaney, Esq. Greenberg Traurig, LLP 2375 East Camelback Road Suite 700 Phoenix, Arizona 85016 (602) 445-8000

Approximate date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, without par value	177,633 shares	$24.80	$4,405,298.40	$471.37

(1)	The Common Shares registered hereby include rights (“Rights”) issuable pursuant to the Rights Agreement between the registrant’s predecessor, Citizens Bancshares, Inc., and The Citizens Banking Company, as Rights Agent, dated as of July 21, 1998. Rights are currently attached to and traded with the Common Shares (including the shares registered hereunder). The value attributable to the Rights, if any, is reflected in the market price of the Common Shares.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.
(3)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices of the registrant’s common shares on November 10, 2006 as reported on the Nasdaq Global Select Market.

PROSPECTUS

177,633 Shares

Common Shares

The shareholders of Sky Financial Group, Inc. listed in this prospectus are offering for sale up to 177,633 common shares that the shareholders acquired in connection with the acquisition of Wells River Bancorp, Inc. by our company.

We expect that sales made pursuant to this prospectus will be made

•	in broker’s transactions;

•	in block trades on the Nasdaq Global Select Market;

•	in transactions directly with market makers; or

•	in privately negotiated sales or otherwise.

We will not receive any of the proceeds of sales by the selling shareholders. We will pay the expenses incurred to register the shares for resale, but the selling shareholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their common shares.

The selling shareholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. Securities laws and SEC regulations may require the selling shareholders to deliver this prospectus to purchasers when they resell their common shares.

Our common shares are traded on the Nasdaq Global Select Market under the symbol “SKYF.” On November 13, 2006, the last reported sale price of our common shares on the Nasdaq Global Select Market was $24.74 per share.

See “ Risk Factors” on page 3 for a discussion of certain risk factors that should be considered by prospective purchasers of our common shares offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2006.

We have not authorized any person to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by or on behalf of us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares covered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. The information in this prospectus is current as of its date. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of our company or that the information contained in this prospectus is correct as of any subsequent date.

i

PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our common shares. Prospective purchasers of common shares should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.

The Company

Sky Financial Group, Inc., an Ohio corporation, is an $18.1 billion financial holding company headquartered in Bowling Green, Ohio. Sky Financial owns one commercial bank, Sky Bank, Salineville, Ohio, that is primarily engaged in the commercial and consumer banking business, including the acceptance of a variety of demand, savings and time deposits and the extension of commercial and consumer loans, at over 330 financial centers and 400 ATMs located in Ohio, western Pennsylvania, central and eastern Indiana, southern Michigan and northern West Virginia. Sky Financial also operates businesses relating to insurance, trust and other related financial service industries.

Sky Financial’s corporate philosophy is to operate as a locally-oriented, community-based financial service organization, augmented by centralized support in select critical areas. This local market orientation is reflected in its financial centers and regional advisory boards comprised of local business persons, professionals and other community representatives that assist the bank in responding to local banking needs. Sky Financial’s bank subsidiary, Sky Bank, concentrates on client service and business development, while relying upon the support of Sky Financial for operational functions that are not readily visible to clients and those that are critical to risk management. Asset quality review, mortgage banking activities, financial reporting, investment activities, internal audit, compliance and funds management are among the functions that are overseen at the holding company level.

Sky Financial’s market area is economically diverse, with a base of manufacturing, service, transportation and agriculture industries, and thus Sky Financial is not dependent upon any single industry or employer. Similarly, Sky Financial’s client base is diverse, and Sky Financial and its subsidiaries are not dependent upon any single industry or upon any single client. Sky Financial’s strategic plan includes organic loan and deposit growth from a focused sales and service culture, increasing fee-based income, strengthening organizational synergies to manage operating costs, maintaining strong asset quality and acquiring financial institutions, branches and financial service businesses. Sky Financial seeks acquisition partners that have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale and expanded services.

There is significant competition among commercial banks in Sky Financial’s market area. As a result of the deregulation of the financial services industry, Sky Financial also competes with other providers of financial services such as savings and loan associations, credit unions, consumer finance companies, securities firms, insurance companies, insurance agencies, commercial finance and leasing companies, the mutual funds industry, full-service brokerage firms and discount brokerage firms. Some of Sky Financial’s competitors, including certain regional bank holding companies, which have made acquisitions in Sky Financial’s market area, have greater resources than those of Sky Financial, and as such, may have higher lending limits and may offer other services not available through Sky Financial’s bank and non-bank subsidiaries. The bank and non-bank subsidiaries compete on the basis of rates of interest charged on loans, the rates of interest paid for funds, the availability of services and the responsiveness to the needs of its clients.

Sky Trust, National Association, a wholly-owned subsidiary of Sky Financial, is headquartered in Pepper Pike, Ohio, and provides a full range of trust and employee benefit services to its commercial and consumer clients. Sky Insurance, Inc., Maumee, Ohio, a wholly-owned subsidiary of Sky Financial, is a full service insurance agency, offering a variety of insurance products and services to its clients. Sky Financial has various other subsidiaries that are not significant to the consolidated entity.

Corporate Information

Sky Financial’s executive offices are located at 221 South Church Street, P.O. Box 428, Bowling Green, Ohio, and its telephone number is (419) 327-6300.

Sky Financial’s Internet address is www.skyfi.com. The information contained on that website does not constitute part of this prospectus.

The Offering

Common Shares offered by the selling shareholders	177,633 shares

Use of proceeds	Sky Financial will not receive any of the proceeds of sales of common shares by the selling shareholders.

Nasdaq Global Select Market trading symbol	SKYF

RISK FACTORS

Investing in our common shares involves certain risks. Please see the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this prospectus and the documents incorporated by reference in this prospectus relate to such matters as anticipated operating results, credit quality expectations, prospects for new lines of business, technological developments, economic trends (including interest rates), acquisition, reorganization and divestiture transactions and similar matters. Such statements are based upon our current beliefs and expectations and are subject to risks and uncertainties. While we believe that the assumptions underlying the forward-looking statements contained in this prospectus or incorporated by reference in this prospectus are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in our forward-looking statements include, but are not limited to: economic conditions; volatility and direction of market interest rates; capital investment in and operating results of our non-banking business ventures; governmental legislation and regulation; material unforeseen changes in the financial condition or results of operations of our customers; customer reaction to and unforeseen complications with respect to our integration of acquisitions; difficulties in realizing expected cost savings from acquisitions; difficulties associated with data conversions in acquisitions; and other risks identified from time to time in our other public documents on file with the Securities and Exchange Commission. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provisions.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of common shares by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth (1) the name of each of the selling shareholders, (2) the number of common shares beneficially owned by each such selling shareholder that may be offered for the account of such selling shareholder under this prospectus, and (3) the number of common shares beneficially owned by each such selling shareholder upon completion of this offering. Such information was obtained from the selling shareholders but has not been independently verified by us.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)		Shares Being Registered for Sale(2)	Shares Beneficially Owned After Offering (1)(2)
	Number	Percent		Number	Percent
Peter A. Russell(3)	113,813	*	113,813	—	—
Sarah L. Russell	51,959	*	51,959	—	—
Peter Joseph Russell	9,831	*	9,831	—	—
Peter A. Russell, Custodian for the benefit of John Conner Russell under the UTMA	2,030	*	2,030	—	—

*	Less than 1% of outstanding Sky Financial common shares.
(1)	Except as otherwise indicated, each selling shareholder named in the table has sole voting and investment power with respect to all common shares beneficially owned by such shareholder.
(2)	We have no assurance that the selling shareholders will sell any of the common shares being registered for sale.
(3)	Peter A. Russell was President and CEO of Wells River Bancorp, Inc. until November 15, 2006, the effective date of its merger into Sky Financial.

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their common shares on the Nasdaq Global Select Market or any other stock exchange, market, or trading facility on which the shares registered pursuant to the registration statement of which this prospectus forms a part are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell common shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of our common shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge our common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common shares. In no event shall any broker-dealer receive fees, commissions, and markups which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Each selling shareholder has advised us that he or she has not entered into any written or oral agreements, understandings, or arrangements with any underwriter or broker-dealer regarding the sale of the shares and there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders.

The selling shareholders will bear all fees and expenses, if any, of counsel or other advisors to the selling shareholders and all commissions, brokerage fees, and discounts, if any, associated with the sale of the shares. We will pay certain fees and expenses incurred by us incident to the registration of the shares.

We expect to keep this prospectus effective until the earlier of (1) the date on which the shares may be resold by the selling shareholders without registration pursuant to Rule 144 under the Securities Act or any other rule of similar effect or (2) the date on which all of the shares have been sold pursuant to this prospectus. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common shares for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Our amended and restated regulations require indemnification of current and former directors and officers, and of officers and directors serving as directors, officers, or trustees of other corporations, partnerships, joint ventures, trusts, or other enterprises at our request, to the fullest extent permitted by law. We have entered into indemnification agreements with our directors and certain executive officers. In addition, Ohio law and our amended and restated regulations permit us to purchase insurance coverage for such liability. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the Sky Financial common shares will be passed upon for Sky Financial by W. Granger Souder, Jr., the General Counsel of Sky Financial. As of the date of this prospectus, Mr. Souder owned 19,485 of our common shares and held options to purchase 125,073 of our common shares at various prices.

EXPERTS

The consolidated financial statements of Sky Financial Group, Inc., and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from Sky Financial’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123I, Share-Based Payment, in 2005, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the common shares that are part of this offering.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed on February 23, 2006;

•	Proxy Statement dated March 6, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed on April 28, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed on July 28, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed on October 27, 2006;

•	Current Report on Form 8-K as filed on February 8, 2006;

•	Current Report on Form 8-K as filed on February 16, 2006;

•	Current Report on Form 8-K as filed on March 8, 2006;

•	Current Report on Form 8-K as filed on April 10, 2006;

•	Current Report on Form 8-K as filed on July 5, 2006;

•	Current Report on Form 8-K as filed on July 20, 2006;

•	Current Report on Form 8-K as filed on August 9, 2006;

•	Current Report on Form 8-K as filed on October 20, 2006;

•	The description of our common shares contained in our registration statement on Form 8-A as filed on January 23, 1990, and any amendments or reports filed for the purpose of updating such description; and

•	The description of our preferred stock purchase rights contained in Form 8-A (Registration No. 001-14473) as filed on September 17, 1998, and any amendments or report filed for the purpose of updating such description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus. You may request a copy of this information by writing or telephoning the individual set forth below at the following address or telephone number:

W. Granger Souder, Jr.

Corporate Secretary

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, Ohio 43402

(419) 327-6300

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed with the SEC, each such statement being qualified in all respects by such reference. For further information with respect to our company and the common shares offered by this prospectus, we refer you to the registration statement, exhibits, and schedules as well as to the information incorporated by reference in this prospectus.

Anyone may inspect a copy of the registration statement and our other filings without charge at the public reference facility maintained by the SEC in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement and our other filings may be obtained from that facility upon payment of the prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like Sky Financial who file electronically with the SEC.

177,633 Shares

Common Shares

PROSPECTUS

November 15, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. The Registrant is paying all of the selling shareholders’ expenses related to this offering, except that the selling shareholders will pay the fees of their counsel and any applicable broker’s commissions, discounts, and expenses. All of the amounts shown are estimates except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$472
Accountants’ Fees and Expenses	5,000
Legal Fees and Expenses	15,000
Printing and Engraving Expenses	5,000
Miscellaneous Fees	4,528

Total	$30,000

Item 15. Indemnification of Directors and Officers.

Under Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

Finally, Ohio law requires a corporation to provide expenses to a person in advance of final disposition of the litigation if the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification. Sky Financial’s amended and restated regulations require indemnification of current and former directors and officers, and of officers and directors serving as directors, officers, or trustees of other corporations, partnerships, joint ventures, trusts, or other enterprises at the request of Sky Financial, to the fullest extent permitted by law. Sky Financial has entered into indemnification agreements with its directors and certain executive officers. In addition, Ohio and federal law and Sky Financial’s amended and restated regulations permit Sky Financial to purchase insurance coverage for such liability.

Item 16. Exhibits.

Exhibit Number	Exhibit
4.1	Shareholder Rights Agreement dated as of July 21, 1998, between Sky Financial and The Citizens Banking Company, as Rights Agent (incorporated by reference from Exhibit 4 of Form S-4 Registration Statement No. 333-60741 of Sky Financial)

5.1	Opinion of W. Granger Souder, Jr., General Counsel of Sky Financial

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of W. Granger Souder, Jr. (included in Exhibit 5.1)

24.1	Power of Attorney of Directors and Executive Officers of Sky Financial (included on the Signature Page of this Registration Statement)

Item 17. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Ohio, on October 18, 2006.

SKY FINANCIAL GROUP, INC.

By:	/s/ Marty E. Adams
Marty E. Adams
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint jointly and severally, Marty E. Adams and W. Granger Souder, Jr., and each one of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement and to sign any registration statement and amendments thereto for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Marty E. Adams Marty E. Adams	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2006

/s/ Kevin T. Thompson Kevin T. Thompson	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	October 18, 2006

/s/ George N. Chandler II	Director	October 18, 2006
George N. Chandler II

/s/ Robert C. Duvall	Director	October 18, 2006
Robert C. Duvall

/s/ Marylouise Fennell, RSM	Director	October 18, 2006
Marylouise Fennell, RSM

/s/ D. James Hilliker	Director	October 18, 2006
D. James Hilliker

/s/ Fred H. “Sam” Johnson III	Director	October 18, 2006
Fred H. “Sam” Johnson III

/s/ Jonathan A. Levy	Director	October 18, 2006
Jonathan A. Levy

/s/ Gerald P. Mastroianni	Director	October 18, 2006
Gerald P. Mastroianni

/s/ Gregory L. Ridler	Director	October 18, 2006
Gregory L. Ridler

/s/ Emerson J. Ross, Jr.	Director	October 18, 2006
Emerson J. Ross, Jr.

/s/ C. Gregory Spangler	Director	October 18, 2006
C. Gregory Spangler

/s/ Joseph N. Tosh II	Director	October 18, 2006
Joseph N. Tosh II

/s/ R. John Wean III	Director	October 18, 2006
R. John Wean III

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Shareholder Rights Agreement dated as of July 21, 1998, between Sky Financial and The Citizens Banking Company, as Rights Agent (incorporated by reference from Exhibit 4 of Form S-4 Registration Statement No. 333-60741 of Sky Financial)

5.1	Opinion of W. Granger Souder, Jr., General Counsel of Sky Financial

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of W. Granger Souder, Jr. (included in Exhibit 5.1)

24.1	Power of Attorney of Directors and Executive Officers of Sky Financial (included on the Signature Page of this Registration Statement)